SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2007

Las Vegas Gaming, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30375	88-0392994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 W. Ali Baba Lane Suite D, Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-871-7111

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 15, 2007, the board of directors appointed Jon D. Berkley to act as our President and CEO, and to serve as a Director beginning June 4, 2007.

Mr. Berkley is currently Senior Vice President and Business Manager of Global Gaming and Lottery for TransAct Technologies (NASDAQ: TACT). As such, he is responsible for TransAct’s Gaming and Lottery Business Unit and all gaming related products and technologies being sold globally, including Ithaca and Epic brand gaming and lottery printers. Since taking over the Business Unit, TransAct Gaming has grown from less than 5% market share to an estimated 40% market share worldwide.

Mr. Berkley also currently serves on the Board of Directors and Executive Committee of the Gaming Standards Association and the Advisory Board of Global Trust Ventures.

Prior to joining TransAct in the spring of 2003, Mr. Berkley was CEO of the consulting firm of Tech-I-Bank which worked with early stage technology companies such as: VirtGame, CardScience, Meridian and InfraWest Broadband.

Mr. Berkley has a Bachelor’s Degree in Economics from Southern Methodist University and Master’s Degree in Business Administration from the Darden School at the University of Virginia.

There are no family relationships between Mr. Berkley and any of our directors or executive officers. Bruce Shepard, who has been acting interim CEO, will resume his position as CFO.

Mr. Berkley has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Las Vegas Gaming, Inc.

/s/ Bruce Shepard
Bruce Shepard
Interim President and CEO

Date: May 21, 2007